File Number 5495 085 3



                              STATE OF ILLINOIS
                      OFFICE OF THE SECRETARY OF STATE



     WHEREAS, Articles of Exchange of Joslyn Holding Company Incorporated under the laws of the State of Illinois have been filed in the Office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

     NOW, THEREFORE, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois at the City of Springfield, this 28th day of April AD 1988 and of the Independence of the United States the two hundred and 12.



          SEAL                                   /S/   JIM EDGAR
                                                 ____________________________
                                                 Secretary of State

















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




                                 JIM EDGAR
                             Secretary of State
                              State of Illinois



                             ARTICLES OF EXCHANGE

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation(s) hereby adopt(s) the following Articles of Exchange.

1. The names of the corporation proposing to exchange shares and the State or Country of their incorporation, are:



          NAME OF CORPORATION              STATE OR COUNTRY OF INCORPORATION

          Joslyn Corporation               Illinois
          Joslyn Holding Company           Illinois

2. The laws of the State or Country under which each corporation is incorporated permit such exchange.

3. The name of the acquiring corporation is Joslyn Holding Company and it shall be governed by the laws of Illinois.

4.    The plan of exchange is as follows:

                See Exhibit A attached hereto.


















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5.     The plan of exchange was approved, as to each corporation as follows:

       By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the articles of incorporation voted in favor of the actions taken. (Statutory Section 11.20)

       NAME OF CORPORATION

                Joslyn Corporation                  X


       By written consent of all the shareholders entitled to vote on the action in accordance with (Statutory Sections 7.10 & 11.20).

                Joslyn Holding Company              X































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


                          AGREEMENT AND PLAN OF EXCHANGE


     This AGREEMENT AND PLAN OF EXCHANGE ("Agreement"), is entered into as of February 10, 1988, pursuant to Section 11.25 of the Illinois Business Corporation Act of 1983 (the "BCA") between Joslyn Holding Company, an Illinois corporation ("Holding"), and Joslyn Corporation, an Illinois corporation ("Joslyn").

     WHEREAS, the authorized capital stock of Joslyn consists of 10,000,000 Common Shares $1.25 par value per share ("Common shares"), of which 4,788.571 shares were issued and outstanding as of February 10, 1988; and *

     WHEREAS, Holding is a wholly owned subsidiary of Joslyn with authorized capital stock consisting of 20,000,000 Common Shares $1.25 par value per share ("Holding Common Shares"), of which one share is issued and outstanding and owned of record by Joslyn, and

     WHEREAS, the board of directors of Joslyn believes that it is in the best interest of its shareholders and employees to transfer the ownership of Joslyn to Holding so that Holding will be owned by the shareholders of Joslyn and Joslyn will become a subsidiary of Holding, all pursuant to the plan of exchange (the "Plan of Exchange") contemplated by this Agreement;

     NOW, THEREFORE, in order to carry out the Plan of Exchange and in consideration of the mutual agreements hereinafter contained, the parties hereto agree with respect to the exchange provided for herein that at the Effective Time, (as hereinafter defined), each Joslyn Common Share issued and outstanding immediately prior to the Effective Time will be exchanged for one Holding Common Share, and that the terms and conditions of the Exchange (as hereinafter defined) and the method of carrying the same into effect are as follows:

                                ARTICLE I

                            PLAN OF EXCHANGE

     1.1 EFFECTIVE TIME OF THE PLAN OF EXCHANGE. If the conditions set forth in Article IV of the Agreement are duly satisfied or, to the extent permitted by this Agreement, waived by one or more of the parties hereto as hereinafter provided, and if this Agreement has not been terminated pursuant to Article V hereof, articles of share exchange duly executed in accordance with Section
11.25 of the BCA shall be filed by the parties hereto with the Secretary of State of Illinois. The Effective Time shall be the time when the articles of share exchange are accepted for filing by the Illinois Secretary of State.



*     includes 411,527 treasury shares

      An additional 11,600 shares were cancelled between February 10, 1988 and April 26, 1988. As a result, there are 4,766,971 outstanding shares on April 26, 1988, all of which will be converted pursuant to Section 1.2(a).



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     1.2   EXCHANGE OF COMMON SHARES OF JOSLYN.  At the Effective Time the
following (the "Exchange") shall occur:

           (a) Without any action being required on the part of the holder thereof but subject to the right to exercise dissenters' rights pursuant to Section 11.65 of the BCA, each Joslyn Common Share issued and outstanding immediately prior to the Effective Time shall be exchanged for one Holding Common Share, which shall thereupon be fully paid and non-assesssable;*

           (b) Holding shall become the owner and holder of all the issued and outstanding Joslyn Common Shares; and

           (c) Each Holding Common Share Issued and outstanding immediately prior to the Effective Time shall be cancelled and shall thereupon become an authorized and unissued Holding Common Share.



                                   ARTICLE II


                           MANNER AND EFFECT OF EXCHANGE


     2.1 SHAREHOLDER RIGHTS. At the Effective Time, the holders of Joslyn Common Shares shall cease to have any rights as shareholders of Joslyn and their sole rights shall be as shareholders of Holding or to receive payment of the fair value of such Joslyn Common Shares in the case of the exercise of such dissenters' rights pursuant to Section 11.70 of the BCA.

     2.2 SURRENDER AND EXCHANGE OF CERTIFICATES FOR HOLDING COMMON SHARES. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing Joslyn Common Shares may, but shall not be required to, surrender the same to Holding for cancellation and issuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee shall be entitled to receive a certificate or certificates representing the same number of Holding Common Shares as the number of Joslyn Common Shares previously represented by the certificate or certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which immediately prior to the Effective Time, evidenced Joslyn Common Shares shall be deemed and treated for all purposes to evidence the ownership of the same number of Holding Shares.

      2.3 JOSLYN PLANS AFTER THE EXCHANGE. At the Effective Time, the following shall occur:

           (a) Holding shall assume, satisfy and perform when due, all obligations and liabilities theretofore or thereafter arising under




* The treasury shares of Joslyn will remain as treasury shares.


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





      or pursuant to, and Holding will be vested with the powers, rights and privileges of Joslyn under Joslyn's Employee Stock Benefit Plan (the "Stock Benefit Plan") and under each Incentive Stock Option, Non-Qualified Stock Option and tandem Stock Appreciation Right granted under such plan prior to the Effective Time that remains unexercised and has not expired or been terminated prior to the Effective Time
      (the "Outstanding Stock Rights"). At the Effective Time, each Outstanding Stock Right that is an incentive Stock Option or a Non-Qualified Stock Option will become an option to purchase that number of Holding Common Shares equal to the number of Joslyn Common Shares subject to the Outstanding Stock Right immediately prior to the Effective Time and each Outstanding Stock Right that is a tandem stock appreciation right in tandem with the option into which its related stock option was converted. The terms of each assumed stock option or tandem stock appreciation right after the Effective Time will be no more or no less favorable to the holder thereof than the terms and conditions of the related outstanding stock option or tandem stock appreciation right prior to the Effective Time and will not give the holder thereof benefits and he did not have under such option or right prior to the Effective Time. Incentive Stock Options, Non-Qualified Stock Options and tandem Stock Appreciation Rights granted under the Stock Benefit Plan from and after the Effective Time will cover Holding Common Shares.

           (b) Holding shall assume, satisfy and perform when due, all obligations and liabilities theretofore or thereafter arising under or pursuant to Joslyn's Sustained Growth and Profitability Incentive Compensation and Stock Purchase Plan (the "Incentive Plan") and
      Holding will be vested with the powers, rights and privileges of Joslyn

















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




      under such plan. In all other respects such plan and the interest of the participants therein and the beneficiaries thereof shall remain unchanged.

           (d) Holding shall assume, satisfy and perform when due all obligations and liabilities theretofore or thereafter arising under or pursuant to Joslyn's Employees' Savings and Profit Sharing Plan and Holding will be vested with the powers, rights and privileges of Joslyn under such plan. In all other respects such plan and the interest of the participants therein and the beneficiaries thereof shall remain unchanged.

           (e) Holding and Joslyn will take all necessary action, including preparing and executing instruments of transfer and assumption, and amendments to affected plans, to carry out the provisions of this
      Section 2.3.


      2.4 TRANSFERS. The share transfer books of Joslyn with respect to its common shares shall be closed at the Effective Time, and the shareholders of record of its common shares as of that time shall be the shareholders entitled to exchange of their Joslyn Common Shares for Holding Common Shares as herein provided. Except as hereinafter provided, no transfer of any Joslyn Common Shares will be recorded in the share transfer books of Joslyn after the Effective time. In the event of a transfer of ownership of any Joslyn Common Shares that is not reflected in the share transfer records of Joslyn as of the Effective Time, certificates representing Holding Common Shares may be issued to a transferee if the certificate representing such Joslyn Common Shares is accompanied by all documents required to evidence and effect such transfer and the payment of any applicable stock transfer taxes.


                               ARTICLE III

                   COVENANTS AND AGREEMENTS OF HOLDING


     Holding hereby covenants to Joslyn as follows:

     3.1 LISTING OF HOLDING COMMON SHARES. Holding shall use its best efforts to effect, at or before the Effective Time, authorization for listing of the Holding Common Shares issuable in connection with the Plan of Exchange on the National Association of Securities Dealers Automatic Quotation ("NASDAQ") National Market System.

     3.2 1933 ACT OF REGISTRATION. Holding shallfile with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 in order to register its Common Shares (and the Common Share Purchase Rights attached thereto) under the Securities Act of 1933.






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




     3.3 1934 ACT REGISTRATION. Holding shall file with the SEC a registration statement and shall use its best efforts to secure early effectiveness thereof in order to register its Common Shares (and the Common Share Purchase Rights attached thereto) under Section 12 of the 1934 Act.

     3.4 ISSUANCE OF HOLDING SHARES UNDER JOSLYN PLANS. Holding shall take all corporate action necessary for it to issue Holding Common shares issuable pursuant to the plans referred to in Section 2.3 hereof.




                              ARTICLE IV


              CONDITIONS TO CONSUMMATION OF THE EXCHANGE


     The obligations of each of the parties to this Agreement to cause the transactions contemplated herein to be consummated shall be, at such party's option, subject to the satisfaction of the following conditions at or before the Effective Time, except as any such conditionse may be waived in writing by such party in accordance with Section 6.5 of this Agreement.

     4.1 COVENANTS. The other party shall have substantially performed or complied with all covenants, agreements and conditions to be performed or complied with by it prior to the Effective Time.

     4.2 SHAREHOLDER APPROVAL. The Plan of Exchange shall have been adopted and approved by the shareholders of Joslyn and by the sole shareholder of Holding in accordance with the BCA and their respective Articles of Incorporation and By-Laws.

     4.3 LITIGATION. At the Effective Time, there shall not be in effect any order restraining, enjoining or prohibiting the consummation of the transaction contemplated by this Agreement.

     4.4 TAX RULINGS. The parties shall received a satisfactory ruling from the Internal Revenue Service or a satisfactory opinion of counsel to the effect that, as of the Effective Time of the Exchange.


          (a) No gain or loss will be recognized by the holders of Joslyn Common Shares upon the exchange of Joslyn Common Shares for an equal number of Holding Common Shares;

          (b) The basis of each Holding Common Share received by each holder of Joslyn Common Shares will be equal to the basis of the Joslyn Common Share exchanged for such Holding Common Share in the Exchange;

          (c) The holding period of each Holding Common Share received by each holder of Joslyn Common Shares will include the holding period of the




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



     Joslyn Common Share exchanged for such Holding Common Share, provided that the Joslyn Common share is held by the Joslyn Shareholder as a capital asset;

          (d) No gain or loss will be recognized by Holding upon the receipt of Joslyn Common Shares in exchange for an equal number of Holding Common Shares;

          (e) The basis of each Joslyn Common Share received by Holding will be equal to the basis of those shares in the hands of the person who held such Joslyn Common shares immediately before the Exchange;

          (f) The holding period for Holding of the Joslyn Common Shares will include the period during which the Joslyn Common Shares were held by the person who held such Joslyn Common Shares on the Effective Date of the Exchange; and

          (g) The payments received by Joslyn Shareholders who exercise their dissenters' rights will be treated as full payment in exchange for their Joslyn Common Shares.

     4.5 LISTING OF HOLDING COMMON SHARES. Holding Common Shares issuable in connection with the Plan of Exchange shall have been approved for listing on the NASDAQ National Market System.

     4.6 HOLDING REGISTRATION STATEMENT. The Holding Registration Statement on Form S-4 relating to the Holding Common Shares (and the Common Share Purchase Rights attached thereto) to be issued in connection with the Exchange shall have become effective and there shall be no federal or state stop orders pending with respect to such Registration Statement.



                               ARTICLE V


                 TERMINATION AND EFFECT OF TERMINATION

     5.1 TERMINATION OF AGREEMENT. This Agreement may be terminated by the Board of Directors of Joslyn at any time prior to the Effective Time, whether before or after the meeting of the shareholders referred to in Section 4.2 above, and such termination shall be effective upon the receipt of written notice thereof by Holding.

     5.2 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 5.1 hereof, all further obligations of the parties under this Agreement shall terminate without further liability except for the obligations of the parties under Section 6.2 hereof.








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

                                 ARTICLE VI


                               MISCELLANEOUS



     6.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article III of this Agreement shall expire on, and be terminated and extinguished at, the Effective Time or upon termination of this Agreement.

     6.2 EXPENSES. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, regardless of whether the Exchange is consummated, shall be borne by Joslyn.

     6.3 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by a nationally-recognized courier service, all charges or postage prepaid, return receipt requested, addressed as follows:


          To Holding:

                      Joslyn Holding Company
                      30 South Wacker Drive
                      Chicago, Illinois 60606
                      Attention:  Wayne M. Koprowski


          To Joslyn:

                      Joslyn Corporation
                      30 South Wacker Drive
                      Chicago, Illinois 60606
                      Attention:  Wayne M. Koprowski



or such other address that shall be furnished in writing by either party, and any such notice or communication shall be deemed to have been given on the earlier of the date of receipt thereof or the second business day after mailing.

     6.4 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by either party without the consent of the other party.

     6.5 WAIVER AND AMENDMENT. Either party may, at any time prior to the Effective Time, waive any of the terms or conditions of this Agreement that operate in favor of such party, including any conditions to consummation of the Exchange set forth in Article IV or (subject to the need to secure shareholder approval) agree to an amendment of this Agreement;




Page 19                                                              7
provided, however, that after a vote by the shareholders of a party hereto, any such waiver or amendment shall be agreed to by that party only if, in the opinion of its directors, such waiver or amendment will not have any materially adverse effect on the rights of shareholders of such party as provided in this Agreement or, if such waiver or amendment would have such a materially adverse effect, then such waiver or amendment shall occur only if the affected shareholder shall again approve the Plan of Exchange.

     6.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supercedes all previous oral and written representations and agreements, between the parties hereto with respect to the subject matter hereof.

     6.7 LIMITATION ON RIGHTS. Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     6.8 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     6.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     6.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective board of directors, have each caused this Agreement to be executed by its President.




ATTEST:                                JOSLYN HOLDING COMPANY



/s/ Susan D. Hartwig                By:   /s/ William J. Rotenberry
___________________________               ___________________________
Susan D. Hartwig, Secretary               William J. Rotenberry, President



ATTEST:                                JOSLYN CORPORATION


/s/ Wayne M. Koprowski             By:   /s/ Richard A. Kruk
__________________________               ______________________________
Wayne M. Koprowski, Secretary            Richard a. Kruk, President




Page 20                                                              8

7.  (Complete this item if reporting a merger of subsidiary corporations).

    a. The number of outstanding shares of each class of each merging subsidiary corportion and the number of such shares of each class owned immeditely prior to the adoption of the plan of merger by the parent corporation, are:

                                                     Number of Shares of Each
                                Total Number of       Class Owned Immediately
            Name of            Shares Outstanding      Prior to Merger by the
          Corporation            of Each Class          Parent Corporation

        __________________      _________________       ___________________
        __________________      _________________       ___________________
        __________________      _________________       ___________________

    b. The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was _____________________, 19_____.

        Was written consent for the merger or written waiver of the 30 day period by the holders of all the outstanding shares of all subsidiary
        corporations received?          ____                ____
                                       /___/  Yes          /___/  No

        (If the answer is "No", the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation).

    The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.


Dated April 27, 1988                      JOSLYN HOLDING COMPANY
                                          ____________________________________
                                          (Exact Name of Corporation)
Attested by:


/s/  Wayne M. Koprowski                  By:  /s/ Richard A. Kruk
__________________________               ______________________________
Wayne M. Koprowski, Secretary            Richard A. Kruk, President



Dated April 27, 1988                      JOSLYN CORPORATION

Attested by:


/s/ Wayne M. Koprowski                    By: /s/ Richard A. Kruk
___________________________               _____________________________
Wayne M. Koprowski, Secretary             Richard A. Kruk, President



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                           File Number 5495 085 3



                             STATE OF ILLINOIS

                     OFFICE OF THE SECRETARY OF STATE


     WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                           JOSLYN HOLDING COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


NOW THEREFORE, I, JIM EDGAR, SECRETARY OF STATE OF THE STATE OF ILLINOIS, BY VIRTUE OF THE POWERS VESTED IN ME BY LAW, DO HEREBY ISSUED THIS CERTIFICATE AND ATTACH HERETO A COPY OF THE APPLICATION OF THE AFORESAID CORPORATION.

IN TESTIMONY WHEREOF, thereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 28th day of April A.D. 1988 and of the Independence of the United States the two hundred and 12th.



      SEAL                                    /s/    JIM EDGAR
                                            ________________________________
                                               Secretary of State

                                 JIM EDGAR
                             Secretary of State
                             State of Illinois

                            ARTICLES OF AMENDMENT

Pursuant to the provisions of the "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.


ARTICLE ONE     The name of the corporation is JOSLYN HOLDING COMPANY

ARTICLE TWO     The following amendment of the Articles of Incorporation was adopted on April 27, 1988 in the manner indicated below ("X" one box only)

                By a majority of the incorporations, provided no directors were
      ____      named in the articles of incorporation and no directors have
     /___/      been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment.

     ____       By a majority of the board of directors, in accordance with
    /___/       Section 10.15 shares having been issued but shareholder action not being required for the adoption of the amendment.

                By the shareholders, in accordance with Section 10.20, a
      ____      resolution of the board of directors having been duly adopted
     / X /      and submitted to the shareholders.  At a meeting of the
    /___/       shareholders, not less than the minimum number of votes
                required by statute and by the articles of incorporation were voted in favor of the amendment.

                By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted
      ____      and submitted to the shareholders.  A consent in writing has
     /___/      been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10.

                By the shareholders, in accordance with Section 10.20 and 7.10,
     ____       a resolution of the board of directors have been duly adopted
    /___/       and submitted to the shareholders.  A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                              (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety). (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended as follows:)

        RESOLVED, that ARTICLE ONE OF THE ARTICLES OF INCORPORATION BE AMENDED IN ITS ENTIRELY TO READ AS FOLLOWS: ARTICLE ONE: THE NAME OF THE CORPORATION IS JOSLYN CORPORATION.
_______________________________________________________________________________
                                    (NEW NAME)

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



ARTICLE THREE   The manner in which any exchange, reclassification or
                cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (if not applicable, insert "No change")

                                 No change

ARTICLE FOUR    (a)  The manner in which said amendment effects a change in the amount of paid-in capital* is as follows. (If not applicable, insert "No change")

                                 No change

                (b) The amount of paid-in capital* as changed by this amendment is as follows: (if not applicable, insert "No change")

                                 No change


                                        Before Amendment   After Amendment

                      Paid-in Capital   $______________    $______________

     The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.



Dated April 27, 1988                      Joslyn Holding Company



Attested by: /s/ Wayne M. Koprowski       By:  /s/  Richard A. Kruk
             ______________________            _________________________
               Wayne M. Koprowski                  Richard A. Kruk
                  Secretary                           President





*"Paid-in Capital" replaces the terms Stated Capital & Paid-in Surplus and is equal to the total of these accounts.





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




                           File Number 5495 085 3



                             STATE OF ILLINOIS

                     OFFICE OF THE SECRETARY OF STATE


     WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                           JOSLYN CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


NOW THEREFORE, I, JIM EDGAR, SECRETARY OF STATE OF THE STATE OF ILLINOIS, BY VIRTUE OF THE POWERS VESTED IN ME BY LAW, DO HEREBY ISSUED THIS CERTIFICATE AND ATTACH HERETO A COPY OF THE APPLICATION OF THE AFORESAID CORPORATION.

IN TESTIMONY WHEREOF, thereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 23rd day of June A.D. 1994 and of the Independence of the United States the two hundred and 18th.



     SEAL                                   /s/    GEORGE H. RYAN
                                            ________________________________
                                               Secretary of State

                            ARTICLES OF AMENDMENT




CORPORATE NAME:    JOSLYN CORPORATION
                   __________________

MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on April 27, 1994 in the manner indicated below. ("X" one box only)


                By a majority of the incorporations, provided no directors were
      ____      named in the articles of incorporation and no directors have
     /___/      been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment.

     ____       By a majority of the board of directors, in accordance with
    /___/       Section 10.15 shares having been issued but shareholder action not being required for the adoption of the amendment.

                By the shareholders, in accordance with Section 10.20, a
      ____      resolution of the board of directors having been duly adopted
     / X /      and submitted to the shareholders.  At a meeting of the
    /___/       shareholders, not less than the minimum number of votes
                required by statute and by the articles of incorporation were voted in favor of the amendment.

                By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted
      ____      and submitted to the shareholders.  A consent in writing has
     /___/      been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10.

                By the shareholders, in accordance with Section 10.20 and 7.10,
     ____       a resolution of the board of directors have been duly adopted
    /___/       and submitted to the shareholders.  A consent in writing has been signed by all the shareholders entitled to vote on this amendment.



TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

    Article I.  The name of the corporation is:

____________________________________________________________________________
                                   (NEW NAME)

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size).




     9.  AMENDMENT TO LIMIT THE LIABILITY OF THE DIRECTORS

         Mr. Hamister stated that the final item on the agenda is the consideration of a proposal to amend the Corporation's Directors in certain breaches of fiduciary duty.

         Upon motion duly made and seconded, the following resolution was adopted:

             RESOLVED, that the Shareholders of Joslyn Corporation ("Corporation") ratify and approve the proposal to amend the Corporation's Articles of Incorporation, as described in the Proxy Statement, to limit the personal liability of the Corporation's Directors as follows:

         "The Directors of the Corporation shall not be liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duties as a Director, provided that this provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation of its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 8.65 of the Illinois Business Corporation Act or (iv) for any transaction from which the Director derived an improper personal benefit.

         Following the tally of votes, the Secretary announced that the votes cast in favor of the motion and ratification to amend the Corporation's Articles of Incorporation to limit the personal liability of Directors represented 78.3% of the shares outstanding entitled to vote. The proposal to amend the Articles of Incorporation was approved.

         The Chairman directed the Secretary to attach the Certificate of the Inspectors of Election on Proposals 1, 2 and 3 to the minutes of the Annual Meeting of Shareholders, which is attached hereto and made a part hereof as
Exhibit IV.

The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:

(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows:


(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows:




                                        Before Amendment   After Amendment

                      Paid-in Capital   $______________    $______________



The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.



Dated June 7, 1994                         Joslyn Corporation




Attested by: /s/ William J. Rotenberry     By:  /s/  Wayne M. Koprowski
             ______________________            _________________________
             William J. Rotenberry               Wayne M. Koprowski
               Asst. Secretary                 Vice President & Secretary



7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below.

                                  OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

    The undersigned affirms, under the penalties of perjury, that the facts stated hereinare true.

    Dated __________________________________19__